SCHEDULE 14C INFORMATION

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Pacific Select Fund

(Name of Registrant as Specified In Its Charter)

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PACIFIC SELECT FUND

INTERNATIONAL VALUE PORTFOLIO

INFORMATION STATEMENT DATED JULY 27, 2017

This document (“Information Statement”) provides information concerning a new sub-adviser and a new sub-advisory agreement for the International Value Portfolio and is being sent on or about July 27, 2017 to the shareholders of record as of July 26, 2017.

We are not asking you for a proxy, and you are requested not to send us a proxy.

I.    Introduction and Background

The Pacific Select Fund (the “Trust”) Board of Trustees (the “Board” or “Trustees”) approved a change in sub-adviser and a new sub-advisory agreement with respect to the International Value Portfolio (the “Fund”), effective on or about May 1, 2017. Under the Investment Company Act of 1940, as amended (the “1940 Act”), a change in sub-adviser generally requires shareholder approval of a new sub-advisory agreement; however, pursuant to an exemptive order issued to Pacific Life Insurance Company (“Pacific Life”) by the Securities and Exchange Commission (“SEC”) on October 13, 1999 and relied upon by the Trust and Pacific Life Fund Advisors LLC (“PLFA”), PLFA and the Trust can hire, terminate, and replace, as applicable, sub-advisers and enter into new sub-advisory agreements (except, as a general matter, sub-advisers affiliated with PLFA) without shareholder approval in accordance with the requirements of the exemptive order. The information contained herein about the sub-adviser change is being provided pursuant to the requirements of the exemptive order.

At an in-person meeting on March 22, 2017, based upon a recommendation from PLFA, the Board, including all of the Trustees who are not “interested persons”, as that term is defined in the 1940 Act (“Independent Trustees”), approved, effective on or about May 1, 2017, a new sub-advisory agreement with Wellington Management Company LLP (“Wellington”), with respect to the Fund (the “Wellington Sub-Advisory Agreement”) and appointed Wellington as the new sub-adviser for the Fund. Also at the March 22, 2017 meeting, the Board terminated the sub-advisory agreement for the Fund with the prior sub-adviser upon the effectiveness of the Wellington Sub-Advisory Agreement. Wellington’s appointment as the sub-adviser and the Board’s approval of the Wellington Sub-Advisory Agreement were made in accordance with the requirements of the exemptive order and do not require shareholder approval. In order to facilitate the sub-adviser change, a portion of the Fund’s holdings were sold and new investments were purchased in accordance with recommendations by Wellington. PLFA and/or the Trust retained a transitioning agent in order to reduce transaction costs associated with the purchase and sale of portfolio holdings in connection with the transition.

II.    Board Consideration of the New Sub-Advisory Agreement

In considering the appointment of Wellington as a sub-adviser, the Board reviewed with PLFA its rationale for recommending a change in sub-adviser for the Fund. The Board, including the Independent Trustees, also considered, among other things, the factors described below in evaluating PLFA’s recommendation that Wellington be appointed as the new sub-adviser for the Fund and in evaluating the proposed Wellington Sub-Advisory Agreement. Additionally, the Board considered the process employed by PLFA in reaching a recommendation for a new sub-adviser, including due diligence conducted by PLFA on the investment resources and personnel of a potential sub-adviser and an assessment of the investment strategies used by a potential sub-adviser. In addition, the Board reviewed information provided by PLFA regarding the specific criteria and information evaluated by PLFA during the selection process of Wellington and PLFA’s analysis in reaching its conclusion to recommend Wellington as sub-adviser for the Fund. The Trustees also considered that PLFA has historically exercised diligence in monitoring the performance of the sub-advisers, and has recommended and taken measures to attempt to remedy relative underperformance by a Fund when PLFA and the Board believed appropriate. Prior to making a decision, the Trustees also considered the report of PLFA’s Conflicts Review Committee.

In evaluating the Wellington Sub-Advisory Agreement for the Fund, the Board, including all the Independent Trustees, considered the following factors, among others:

A.    Nature, Extent and Quality of Services to be Provided

The Trustees considered the benefits to shareholders of retaining Wellington as the new sub-adviser to the Fund, particularly in light of the nature, extent, and quality of the services expected to be provided by Wellington. In this regard, the Trustees considered various materials relating to Wellington, including copies of the proposed Wellington Sub-Advisory Agreement; copies of Wellington’s Form ADV; financial information; and other information deemed relevant to the Trustees’ evaluation, including comprehensive assessments from senior management of PLFA.

The Trustees considered that under the Wellington Sub-Advisory Agreement, Wellington would be responsible for providing the investment management services for the Fund’s assets, including providing investment research and analysis and conducting a continuous program of investment by determining which securities would be purchased or sold by the Fund. The Trustees considered the quality of the management services expected to be provided to the Fund over both the short- and long-term, the organizational depth and resources of Wellington, including the background and experience of Wellington’s management and the expertise of the portfolio management team, as well as the investment strategies, processes and philosophy to be used with respect to the investment strategy.

In addition, the Trustees considered that the Trust’s Chief Compliance Officer (“CCO”) had reviewed the written compliance policies and procedures and code of ethics of Wellington. The Trustees also considered the CCO’s assessment of Wellington’s compliance program, as required under Rule 38a-1 of the 1940 Act, and its code of ethics prior to the effectiveness of the Wellington Sub-Advisory Agreement. The Trustees also took note of the due diligence PLFA conducted with respect to Wellington, and were aided by the assessment and recommendation of PLFA and the in-person presentation and materials provided by Wellington.

The Board concluded that it was satisfied with the nature, extent and quality of the investment management services anticipated to be provided to the Fund by Wellington under the Wellington Sub-Advisory Agreement.

B.    Performance

The Trustees considered PLFA’s efforts to identify advisory firms that are qualified to manage an international value strategy and PLFA’s identification of Wellington to serve as sub-adviser with regard to the Fund’s day-to-day investment activities. The Trustees considered factors concerning performance in connection with their consideration of this matter and in connection with approval of the related Wellington Sub-Advisory Agreement, including the factors described below.

The Trustees considered information about the simulated performance of a fund managed by the same Wellington portfolio managers that would manage the Fund (the “Simulated Performance”). The Trustees considered that Wellington constructed the Simulated Performance by removing securities from the fund’s historical portfolio that would not be included in the Fund’s mandate. The Trustees considered, among other information, a comparison of the Simulated Performance against a pertinent benchmark and against the applicable peer group for the one-, three-, five- and nine-year periods as of December 31, 2016. The Trustees also considered a comparison of the Simulated Performance against a pertinent benchmark and an applicable peer group for each of the previous nine calendar years. Additionally, the Trustees considered the standard deviation and risk-adjusted returns of the Simulated Performance during certain periods.

The Trustees considered additional information about the historical performance of a composite managed by Wellington using similar investment strategies as those proposed for the Fund against a pertinent benchmark for the one-, three- and five-year and since inception periods as of December 31, 2016. The Trustees also considered performance information presented by PLFA for another potential sub-adviser of the Fund.

The Board determined that Wellington’s performance record was acceptable.

C.    Advisory and Sub-Advisory Fees

The Trustees considered comparative fee information regarding the fees charged under other advisory contracts of Wellington with regard to other accounts with similar investment strategies as the Fund. The Trustees also considered that the proposed sub-advisory fee schedule under the Wellington Sub-Advisory Agreement contains breakpoints and is the same as the sub-advisory fee schedule for the current sub-adviser. The Trustees also considered that the advisory fee schedule would remain unchanged. In comparing the proposed sub-advisory fees to be paid by the Fund to fees charged by Wellington for the other similarly-managed accounts, the Trustees noted that there were differences in the nature of the Fund and those accounts, the services provided to each and the competitive and regulatory landscapes surrounding each that could reasonably be expected to account for differences in fee schedules.

The Trustees noted that the fee rates were the result of arms’-length negotiations between PLFA and Wellington, and that the Fund’s sub-advisory fees are paid by PLFA and are not paid directly by the Fund. The Trustees also considered that there are certain costs associated with a sub-adviser change, but that the ongoing operating expenses paid by the shareholders were not expected to materially increase as a result of this sub-adviser change.

The Board concluded that the compensation payable under the Wellington Sub-Advisory Agreement is fair and reasonable.

D.    Costs, Level of Profits and Economies of Scale

The Trustees considered information regarding the anticipated costs to Wellington of sub-advising the Fund and the projected profitability of the Wellington Sub-Advisory Agreement to Wellington, to the extent practicable based on the information provided by Wellington. The Trustees noted that any assessment of projected profitability would involve assumptions regarding expense allocations and other factors. Given the arms’-length nature of the relationship between PLFA and Wellington with respect to the negotiation of sub-advisory fees, the fact that such fees are paid by PLFA, and the fact that the projected profitability of the Wellington Sub-Advisory Agreement to Wellington is an estimate because it had not yet begun to manage the Fund, the Trustees considered that projected profitability information for Wellington at this time was of limited utility. The Trustees also considered the organizational strengths of Wellington and its ability to attract and retain investment personnel over time and to sustain the staffing of investment teams that will provide services to the Fund.

The Board concluded that the Fund’s fee structure reflected in the Wellington Sub-Advisory Agreement is fair and reasonable.

E.    Ancillary Benefits

The Trustees received information from PLFA and Wellington concerning other benefits that may be received by Wellington and its affiliates as a result of their relationship with the Fund, including commissions that may be paid to broker-dealers affiliated with Wellington and the anticipated use of soft-dollars by Wellington. In this regard, the Trustees noted that Wellington represented that it does not anticipate utilizing an affiliated broker-dealer and that it anticipates using soft dollar credits generated by Fund commissions to pay for research services. The Trustees considered potential benefits to be derived by Wellington from its relationship with the Fund and that such benefits were consistent with those generally derived by sub-advisers to mutual funds or were otherwise not unusual.

F.    Conclusion

Based on their review, including the consideration of each of the factors referred to above, the Board found that: (i) the Wellington Sub-Advisory Agreement is in the best interests of the Fund and its shareholders; and (ii) the compensation payable under the Wellington Sub-Advisory Agreement is fair and reasonable. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

III.    The New Sub-Advisory Agreement

The Wellington Sub-Advisory Agreement is substantially similar to the sub-advisory agreement with the prior sub-adviser. Wellington, subject to the supervision of PLFA, provides a continuous investment program for the Fund and determines the composition of the assets of the Fund, including the evaluation, investment, purchases and/or sales and reinvestment of the assets in accordance with the Fund’s investment goal, strategies, policies and restrictions. Wellington bears all expenses incurred by it and its staff with respect to all activities in connection with the performance of sub-advisory services under the Wellington Sub-Advisory Agreement. The Fund is responsible for its own expenses including, but not limited to, investment advisory fees, administration fees, custody fees, brokerage and transaction expenses, fees for pricing services, registration fees and costs of regulatory compliance, and fees for professional services, including legal and auditing services. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, Wellington, its affiliates and control persons are not subject to any liability for, nor subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the Wellington Sub-Advisory Agreement, except by reason of Wellington’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of Wellington’s obligations and duties under the Wellington Sub-Advisory Agreement. In addition, Wellington has agreed to indemnify and hold harmless PLFA and its control persons against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which PLFA or such control persons may become subject under the federal securities laws, under any other statute, at common law or otherwise, arising out of Wellington’s responsibilities to the Trust that: (i) are based upon any willful misfeasance, bad faith, gross negligence or reckless disregard of, Wellington’s obligations and/or duties under the Wellington Sub-Advisory Agreement; (ii) are based upon Wellington’s breach of any provision of the Wellington Sub-Advisory Agreement, including its breach of any representation or warranty; (iii) are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Trust or any fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to PLFA, the Trust, or any affiliated person of the Trust by Wellington or any affiliated person or agent or delegate of Wellington; or (iv) are based upon a breach of Wellington’s fiduciary duties to the Trust or violation of applicable law. The Wellington Sub-Advisory Agreement will continue in effect for a period of two years from its effective date, and will continue from year to year thereafter, subject to approval annually by the Board or by the shareholders of the Fund and also, in either event, approval of a majority of the Independent Trustees. The Wellington Sub-Advisory Agreement may be terminated without penalty at any time by any of the parties upon 60 days’ prior written notice to the other parties, and will terminate automatically in the event of its assignment as determined under the 1940 Act and any rules adopted by the SEC thereunder.

There was no change to the advisory fee rate payable by the Fund to PLFA in connection with the sub-adviser change. Additionally, there was no change to the sub-advisory fee rate payable by PLFA to the Fund’s sub-adviser in connection with the sub-adviser change. The fee rate under the Wellington Sub-Advisory Agreement is shown below:

Current Fee Schedule[1]
0.35% on the first $1 billion
0.30% on the next $1 billion
0.25% on net assets over $2 billion

[1]	When determining breakpoint rates under the Wellington Sub-Advisory Agreement, the average daily net assets of the Fund will be aggregated with the average daily net assets of the PF International Value Fund, a series of Pacific Funds Series Trust. The Fund’s assets will only be combined while
Wellington is managing both the Fund and the PF International Value Fund. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the Fund only.

The Fund’s sub-advisory fees were paid by PLFA to the prior sub-adviser through April 30, 2017, pursuant to a sub-advisory agreement dated May 1, 2008, as subsequently amended. For the fiscal year ended December 31, 2016, the Fund’s sub-advisory fees paid or owed by PLFA to the prior sub-adviser totaled $3,514,486.39. For the Fund’s fiscal year ended December 31, 2016, the Fund did not pay any brokerage commissions to an affiliated broker of Wellington.

IV.    Information Regarding Wellington

The managing partner of Wellington is Wellington Investment Advisors Holdings LLP, whose managing partner is Wellington Group Holdings LLP. The managing partner of Wellington Group Holdings LLP is Wellington Management Group LLP, a Massachusetts private limited liability partnership owned by 158 partners who, as of July 1, 2017, are all fully active in the business of the firm. Individual percentages of each partner’s ownership in Wellington Management Group LLP are confidential. However, no single partner owns or has the right to vote more than 5% of the partnership’s capital. As of March 31, 2017, total assets under management of Wellington and its advisory affiliates were approximately $1,019 billion.

The address for Wellington, Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP is 280 Congress Street, Boston, MA 02210.

Wellington does not currently act as investment adviser to any investment companies with similar investment objectives as the Fund.

As of July 1, 2017, Wellington’s principal executive officers and their principal occupations are:

Name[1]	Title(s) and Principal Occupation with Wellington
Brendan Swords	Chairman and Chief Executive Officer
Stephen Klar	Senior Managing Director, Head of Fixed Income Portfolio Management and Research
Jean Hynes	Senior Managing Director, Global Industry Analyst
Steven Angeli	Senior Managing Director and Equity Portfolio Manager
John Butler	Senior Managing Director (Wellington Management International Ltd) and Global Bond Strategist
Cynthia Clarke	Senior Managing Director and General Counsel
Desmond Havlicek	Senior Managing Director and Director, US Financial Intermediaries Group
Donald Kilbride	Senior Managing Director and Equity Portfolio Manager
Gregory Mattiko	Senior Managing Director (Wellington Management Hong Kong Limited) and Equity Portfolio Manager
Nancy Morris	Managing Director and Chief Compliance Officer
Molly Shannon	Senior Managing Director and Director, Americas Institutional Group
Edward Steinborn	Senior Managing Director and Chief Financial Officer

[1]	The address of John Butler is Cardinal Place, 80 Victoria Street, London SW1E 5JL. The address of Gregory Mattiko is 17F, Two International
Finance Centre, 8 Finance Street, Central, Hong Kong. The address of Edward Steinborn is 100 Federal Street, Boston, MA, 02110. The address of all other individuals listed above with respect to their position with Wellington is 280 Congress Street, Boston, MA 02210.

No Officer or Trustee of the Trust is an officer, director or shareholder of Wellington (including its affiliates).

Additional Information

Additional information about Wellington is available in the Trust’s Statement of Additional Information, a copy of which may be obtained by calling the appropriate number set forth below.

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The Trust’s annual report for the fiscal year ended December 31, 2016 and the Trust’s semi-annual report for the fiscal half-year ended June 30, 2016 were both previously sent to shareholders and are available upon request without charge by contacting the Trust by:

Email:	PSFdocumentrequest@pacificlife.com

Regular mail:	Pacific Select Fund, P.O. Box 9000, Newport Beach, CA 92660

Express mail:	Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660

Telephone:

Pacific Life Annuity Contract Owners: 1-800-722-4448

Annuity Financial Advisors: 1-800-722-2333

Pacific Life Insurance Policy Owners: 1-800-347-7787

PL&A Annuity Contract Owners: 1-800-748-6907

PL&A Life Insurance Policy Owners: 1-888-595-6997

Website:	www.PacificLife.com

To help reduce expenses, environmental waste and the volume of mail you receive, only one copy of this Information Statement may be sent to shareholders who share the same household address (“Householding”). You may elect to not participate in Householding by contacting the Trust through one of the methods provided above. If you are not currently participating in Householding, you may elect to do so by writing to the Trust.

The Trust’s investment adviser is PLFA. PLFA and Pacific Life provide administrative services to the Trust. They are located at 700 Newport Center Drive, Newport Beach, CA 92660.

The Trust’s distributor is Pacific Select Distributors, LLC, 700 Newport Center Drive, P.O. Box 9000, Newport Beach, CA 92660.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE

Form # 15-46304-00

PSFIVPIS0717